As filed with the Securities and Exchange Commission on October 6, 2020

Registration No. 333-249240

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Caliber Home Loans, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6199	13-6131491
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1525 S Belt Line Rd.

Coppell, TX 75019

800-401-6587

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregg Smallwood

Executive Vice President, General Counsel

Caliber Home Loans, Inc.

1525 S Belt Line Rd.

Coppell, TX 75019

800-401-6587

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey A. Chapman Peter W. Wardle Jonathan M. Whalen Gibson, Dunn & Crutcher LLP 2001 Ross Avenue, Suite 2100 Dallas, TX 75201 (214) 698-3100	David S. Bakst Phyllis G. Korff Mayer Brown LLP 1221 Avenue of Americas New York, NY 10020 (212) 506-2500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, $ par value per share	$100,000,000	$10,910(6)
Series A Mandatory Convertible Preferred Stock, $ par value per share(4)(5)	$100,000,000	$10,910(6)

(1)	Includes shares of common stock issuable upon the exercise of the underwriters’ option to purchase additional shares.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(3)	Paid in connection with the initial filing of the registration statement.
(4)

This registration statement also registers (i) an estimated              shares of our common stock that are issuable upon conversion of the Series A Mandatory Convertible Preferred Stock registered hereby at the initial maximum conversion rate of             shares of common stock per share of Series A Mandatory Convertible Preferred Stock, based on the assumed initial public offering price of $             per share of common stock, which is the midpoint of the estimated offering price range shown on the cover of the common stock prospectus which forms a part of this registration statement and (ii) up to              shares of our common stock issuable upon conversion of              shares of Series A Mandatory Convertible Preferred Stock on the mandatory conversion date or an early conversion date or upon a conversion during a fundamental change conversion period on account of unpaid dividends, based on an assumed initial floor price of $             per share of common stock, as described in the preferred stock prospectus which forms a part of this registration statement. Under Rule 457(i), there is no additional filing fee payable with respect to the shares of common stock issuable upon conversion of the Series A Mandatory Convertible Preferred Stock because no additional consideration will be received in connection with the exercise of the conversion privilege. The number of shares of our common stock issuable upon such conversion will vary based on the public offering price of the common stock registered hereby.

(5)

The number of shares of our common stock issuable upon conversion of the Series A Mandatory Convertible Preferred Stock is subject to anti-dilution adjustments upon the occurrence of certain events described herein. Pursuant to Rule 416 under the Securities Act, the number of shares of our common stock to be registered includes an indeterminable number of shares of common stock that may become issuable upon conversion of the Series A Mandatory Convertible Preferred Stock as a result of such anti-dilution adjustments.

(6)	Previously paid in connection with the prior filing of the registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This amendment is being filed solely to file certain exhibits to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses, other than underwriting discount and commissions, payable in connection with the sale and distribution of the securities being registered. Except as otherwise noted, we will pay all of these amounts. All amounts except the SEC registration fee, the FINRA fee and the stock exchange listing fee are estimated.

SEC Registration Fee	$21,820
FINRA Filing Fee		*
Stock Exchange Listing Fee		*
Printing Costs		*
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Transfer Agent Fees and Expenses		*
Miscellaneous Expenses		*

Total	$21,820

*	To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation will provide that, to the fullest extent permitted by the Delaware General Corporate Law, or the DGCL, no director shall be personally liable to our company or its stockholders for monetary damages for breach of fiduciary duty as a director. Our amended and restated bylaws will provide that each person who was or is party or is threatened to be made a party to, or was or is otherwise involved in, any threatened, pending or completed proceeding by reason of the fact that he or she is or was a director or officer of our company or was serving at the request of our company as a director, officer, employee, agent or trustee of another entity shall be indemnified and held harmless by us to the full extent authorized by the DGCL against all expense, liability and loss actually and reasonably incurred in connection therewith, subject to certain limitations.

Section 145(a) of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL also provides that indemnification under Sections 145(a) and (b) can only be made upon a determination that indemnification of the present or former director, officer or employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of directors who are not a party to the action at issue (even though less than a quorum), (2) by a majority vote of a designated committee of these directors (even though less than a quorum), (3) if there are no such directors, or these directors authorize, by the written opinion of independent legal counsel, or (4) by the stockholders.

Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide for eliminating or limiting the personal liability of one of its directors for any monetary damages related to a breach of fiduciary duty as a director, as long as the corporation does not eliminate or limit the liability of a director for acts or omissions which (1) were in bad faith, (2) were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, (3) the director derived an improper personal benefit from (such as a financial profit or other advantage to which such director was not legally entitled) or (4) breached the director’s duty of loyalty.

We will enter into indemnification agreements with each of our executive officers and directors that provide, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.

The proposed form of Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement will provide for indemnification of our directors and officers by the underwriters against certain liabilities.

Item 15. Recent Sale of Unregistered Securities.

We have not sold any securities, registered or otherwise, within the past three years.

Item 16. Exhibits and Financial Data Schedules.

(a) Exhibit Index

Exhibit No.	Description of Exhibit

1.1*	Form of Underwriting Agreement.

3.1*	Form of Amended and Restated Certificate of Incorporation.

3.2*	Form of Amended and Restated Bylaws.

3.3*	Form of Certificate of Designations of the Mandatory Convertible Preferred Stock.

Exhibit No.	Description of Exhibit

4.1	Certain instruments defining the rights of holders of long-term debt securities of the registrant and its subsidiaries are omitted pursuant to Item 601(b)(4)(iii) of Regulation S-K. The registrant hereby undertakes to furnish to the SEC, upon request, copies of any such instruments.

4.2*	Form of Registration Rights Agreement between Caliber Home Loans, Inc. and LSF Pickens Holdings, LLC.

5.1	Form of Opinion of Gibson, Dunn & Crutcher LLP.

10.1*	Form of Indemnification Agreement

10.2**#	Form of Caliber Home Loans, Inc. 2020 Stock Incentive Plan.

10.3**#	LSF6 Mid-Servicer Holdings, LLC 2016 Long-Term Incentive Plan (with form of award agreement).

10.4**#	Board Member Agreement between Caliber Home Loans, Inc. and Thomas (Jeb) Hensarling dated July 16, 2019.

10.5**#	Letter Agreement between Caliber Home Loans, Inc. and John Herbert dated July 15, 2015.

10.6**#	Letter Agreement between Caliber Home Loans, Inc. and George Jones dated October 8, 2015.

10.7**#	Employment Agreement between Caliber Home Loans, Inc. and Sanjiv Das dated February 8, 2016.

10.8**#	Letter Agreement between LSF6 Mid-Servicer Holdings, LLC and Sanjiv Das dated February 8, 2016.

10.9**#	Letter Agreement between Caliber Home Loans, Inc., LSF6 Mid-Servicer Holdings, LLC and Sanjiv Das dated March 13, 2018.

10.10**#	Offer Letter between Caliber Home Loans, Inc. and William Dellal dated March 12, 2016.

10.11**#	Offer Letter between Caliber Home Loans, Inc. and Vasif Imtiazi dated May 25, 2016.

10.12**#	Executive Employment Agreement between Caliber Home Loans, Inc. and Bernard R. Smith dated September 23, 2013.

10.13**#	Offer Letter between Caliber Home Loans, Inc. and Ann Thorn dated January 8, 2019.

10.14	Form of Securitization Servicing Agreement among Caliber Home Loans, Inc., as servicer, Volt [ ], LLC, as issuer, LSF[ ] Master Participation Trust, as participation agent, Wells Fargo Bank, N.A., as paying agent, and U.S. Bank National Association, as indenture trustee.

10.15	Form of Seller’s Purchase and Warranties Agreement between Caliber Home Loans, Inc. and [Lone Star affiliate].

10.16+	Form of Servicing and Oversight Agreement among Hudson Americas L.P., Hudson Homes Management LLC, Caliber Home Loans, Inc. and LSF[ ] Mortgage Holdings, LLC.

10.17	First Amended and Restated Asset Advisory Agreement, effective as of September 9, 2020, between Hudson Americas L.P. and LSF6 Mid-Servicer Holdings, LLC.

10.18+	Amended and Restated Master Repurchase Agreement, dated November 25, 2016, between UBS, AG, as buyer, and Caliber Home Loans, Inc., as seller.

10.19+	Amendment No. 1 to Amended and Restated Master Repurchase Agreement, dated May 7, 2014, between UBS, AG, as buyer, and Caliber Home Loans, Inc., as seller.

10.20+	Amendment No. 2 to Amended and Restated Master Repurchase Agreement, dated December 13, 2017, between UBS, AG, as buyer, and Caliber Home Loans, Inc., as seller.

10.21+	Amendment No. 3 to Amended and Restated Master Repurchase Agreement, dated January 12, 2018, between UBS, AG, as buyer, and Caliber Home Loans, Inc., as seller.

10.22+	Amendment No. 4 to Amended and Restated Master Repurchase Agreement, dated February 2, 2018, between UBS, AG, as buyer, and Caliber Home Loans, Inc., as seller.

Exhibit No.	Description of Exhibit

10.23+	Amendment No. 5 to Amended and Restated Master Repurchase Agreement, dated February 28, 2018, between UBS, AG, as buyer, and Caliber Home Loans, Inc., as seller.

10.24+	Amendment No. 6 to Amended and Restated Master Repurchase Agreement, dated June 22, 2018, between UBS, AG, as buyer, and Caliber Home Loans, Inc., as seller.

10.25+	Amendment No. 7 to Amended and Restated Master Repurchase Agreement, dated September 18, 2018, between UBS, AG, as buyer, and Caliber Home Loans, Inc., as seller.

10.26+	Amendment No. 8 to Amended and Restated Master Repurchase Agreement, dated February 27, 2019, between UBS, AG, as buyer, and Caliber Home Loans, Inc., as seller.

10.27+	Amendment No. 9 to Amended and Restated Master Repurchase Agreement, dated February 26, 2020, between UBS, AG, as buyer, and Caliber Home Loans, Inc., as seller.

10.28+	Amendment No. 10 to Amended and Restated Master Repurchase Agreement, dated July 23, 2020, between UBS, AG, as buyer, and Caliber Home Loans, Inc., as seller.

10.29+	Amendment No. 11 to Amended and Restated Master Repurchase Agreement, dated September 14, 2020, between UBS, AG, as buyer, and Caliber Home Loans, Inc., as seller.

10.30+	Master Repurchase Agreement, dated April 2, 2018, among Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, Credit Suisse AG, Cayman Islands Branch, as buyer, and Caliber Home Loans, Inc., as seller.

10.31	Amendment No. 1 to Master Repurchase Agreement, dated May 7, 2018, among Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, Credit Suisse AG, Cayman Islands Branch, as buyer, and Caliber Home Loans, Inc., as seller.

10.32+	Amendment No. 2 to Master Repurchase Agreement, dated November 21, 2019, among Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, Credit Suisse AG, Cayman Islands Branch, as buyer, and Caliber Home Loans, Inc., as seller.

10.33+	Second Amended and Restated Master Repurchase Agreement, dated August 26, 2016, among Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, Credit Suisse AG, acting through its Cayman Island Branch, Alpine Securitization LTD, as buyers, and Caliber Home Loans, Inc., as seller.

10.34	Amendment No. 1 to Second Amended and Restated Master Repurchase Agreement, dated August 25, 2017, among Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, Credit Suisse AG, acting through its Cayman Island Branch, Alpine Securitization LTD, as buyers, and Caliber Home Loans, Inc., as seller.

10.35+	Amendment No. 2 to Second Amended and Restated Master Repurchase Agreement, dated January 12, 2018, among Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, Credit Suisse AG, acting through its Cayman Island Branch, Alpine Securitization LTD, as buyers, and Caliber Home Loans, Inc., as seller.

10.36+	Amendment No. 3 to Second Amended and Restated Master Repurchase Agreement, dated March 9, 2018, among Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, Credit Suisse AG, acting through its Cayman Island Branch, Alpine Securitization LTD, as buyers, and Caliber Home Loans, Inc., as seller.

10.37+	Amendment No. 4 to Second Amended and Restated Master Repurchase Agreement, dated April 2, 2018, among Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, Credit Suisse AG, acting through its Cayman Island Branch, Alpine Securitization LTD, as buyers, and Caliber Home Loans, Inc., as seller.

Exhibit No.	Description of Exhibit

10.38+	Amendment No. 5 to Second Amended and Restated Master Repurchase Agreement, dated June 4, 2018, among Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, Credit Suisse AG, acting through its Cayman Island Branch, Alpine Securitization LTD, as buyers, and Caliber Home Loans, Inc., as seller.

10.39+	Amendment No. 6 to Second Amended and Restated Master Repurchase Agreement, dated October 23, 2018, among Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, Credit Suisse AG, acting through its Cayman Island Branch, Alpine Securitization LTD, as buyers, and Caliber Home Loans, Inc., as seller.

10.40	Amendment No. 7 to Second Amended and Restated Master Repurchase Agreement, dated May 9, 2019, among Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, Credit Suisse AG, acting through its Cayman Island Branch, Alpine Securitization LTD, as buyers, and Caliber Home Loans, Inc., as seller.

10.41+	Amendment No. 8 to Second Amended and Restated Master Repurchase Agreement, dated June 26, 2019, among Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, Credit Suisse AG, acting through its Cayman Island Branch, Alpine Securitization LTD, as buyers, and Caliber Home Loans, Inc., as seller.

10.42	Amendment No. 9 to Second Amended and Restated Master Repurchase Agreement, dated October 4, 2019, among Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, Credit Suisse AG, acting through its Cayman Island Branch, Alpine Securitization LTD, as buyers, and Caliber Home Loans, Inc., as seller.

10.43+	Amendment No. 10 to Second Amended and Restated Master Repurchase Agreement, dated November 21, 2019, among Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, Credit Suisse AG, acting through its Cayman Island Branch, Alpine Securitization LTD, as buyers, and Caliber Home Loans, Inc., as seller.

10.44	Amendment No. 11 to Second Amended and Restated Master Repurchase Agreement, dated June 22, 2020, among Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, Credit Suisse AG, acting through its Cayman Island Branch, Alpine Securitization LTD, as buyers, and Caliber Home Loans, Inc., as seller.

10.45+	Second Amended and Restated Master Repurchase Agreement, dated July 5, 2019, between Citibank, N.A., as buyer, and Caliber Home Loans, Inc., as seller.

10.46+	Amendment No. 1 to Second Amended and Restated Master Repurchase Agreement, dated July 19, 2019, between Citibank, N.A., as buyer, and Caliber Home Loans, Inc., as seller.

10.47+	Amendment No. 2 to Second Amended and Restated Master Repurchase Agreement, dated September 18, 2019, between Citibank, N.A., as buyer, and Caliber Home Loans, Inc., as seller.

10.48+	Amendment No. 3 to Second Amended and Restated Master Repurchase Agreement, dated November 22, 2019, between Citibank, N.A., as buyer, and Caliber Home Loans, Inc., as seller.

10.49+	Amendment No. 4 to Second Amended and Restated Master Repurchase Agreement, dated February 26, 2020, between Citibank, N.A., as buyer, and Caliber Home Loans, Inc., as seller.

10.50+	Amendment No. 5 to Second Amended and Restated Master Repurchase Agreement, dated April 6, 2020, between Citibank, N.A., as buyer, and Caliber Home Loans, Inc., as seller.

10.51+	Amendment No. 6 to Second Amended and Restated Master Repurchase Agreement, dated May 4, 2020, between Citibank, N.A., as buyer, and Caliber Home Loans, Inc., as seller.

Exhibit No.	Description of Exhibit

10.52+	Amendment No. 7 to Second Amended and Restated Master Repurchase Agreement, dated June 30, 2020, between Citibank, N.A., as buyer, and Caliber Home Loans, Inc., as seller.

10.53+	Master Repurchase Agreement, dated as of May 31, 2013, as amended and restated to and including June 17, 2016, among Caliber Home Loans, Inc., as seller, Morgan Stanley Bank, N.A., as buyer, and Morgan Stanley Capital Holdings LLC, as agent.

10.54	Amendment No. 1 to Master Repurchase Agreement, dated as of February 8, 2017, as amended and restated to and including June 17, 2016, among Caliber Home Loans, Inc., as seller, Morgan Stanley Bank, N.A., as buyer, and Morgan Stanley Capital Holdings LLC, as agent.

10.55+	Amendment No. 2 to Master Repurchase Agreement, dated as of June 16, 2017, as amended and restated to and including June 17, 2016, among Caliber Home Loans, Inc., as seller, Morgan Stanley Bank, N.A., as buyer, and Morgan Stanley Capital Holdings LLC, as agent.

10.56+	Amendment No. 3 to Master Repurchase Agreement, dated as of January 11, 2018, as amended and restated to and including June 17, 2016, among Caliber Home Loans, Inc., as seller, Morgan Stanley Bank, N.A., as buyer, and Morgan Stanley Capital Holdings LLC, as agent.

10.57	Amendment No. 4 to Master Repurchase Agreement, dated as of April 30, 2018, as amended and restated to and including June 17, 2016, among Caliber Home Loans, Inc., as seller, Morgan Stanley Bank, N.A., as buyer, and Morgan Stanley Capital Holdings LLC, as agent.

10.58+	Amendment No. 5 to Master Repurchase Agreement, dated as of July 13, 2018, as amended and restated to and including June 17, 2016, among Caliber Home Loans, Inc., as seller, Morgan Stanley Bank, N.A., as buyer, and Morgan Stanley Capital Holdings LLC, as agent.

10.59+	Amendment No. 6 to Master Repurchase Agreement, dated as of February 28, 2019, as amended and restated to and including June 17, 2016, among Caliber Home Loans, Inc., as seller, Morgan Stanley Bank, N.A., as buyer, and Morgan Stanley Capital Holdings LLC, as agent.

10.60	Amendment No. 7 to Master Repurchase Agreement, dated as of July 1, 2019, as amended and restated to and including June 17, 2016, among Caliber Home Loans, Inc., as seller, Morgan Stanley Bank, N.A., as buyer, and Morgan Stanley Capital Holdings LLC, as agent.

10.61+	Amendment No. 8 to Master Repurchase Agreement, dated as of September 10, 2019, as amended and restated to and including June 17, 2016, among Caliber Home Loans, Inc., as seller, Morgan Stanley Bank, N.A., as buyer, and Morgan Stanley Capital Holdings LLC, as agent.

10.62	Amendment No. 9 to Master Repurchase Agreement, dated as of November 22, 2019, as amended and restated to and including June 17, 2016, among Caliber Home Loans, Inc., as seller, Morgan Stanley Bank, N.A., as buyer, and Morgan Stanley Capital Holdings LLC, as agent.

10.63+	Amendment No. 10 to Master Repurchase Agreement, dated as of June 30, 2020, as amended and restated to and including June 17, 2016, among Caliber Home Loans, Inc., as seller, Morgan Stanley Bank, N.A., as buyer, and Morgan Stanley Capital Holdings LLC, as agent.

10.64+	Master Repurchase Agreement, dated September 18, 2013, between Bank of America, N.A., as buyer, and Caliber Home Loans, Inc., as seller.

10.65	Amendment No. 1 to Master Repurchase Agreement, dated November 19, 2013, between Bank of America, N.A., as buyer, and Caliber Home Loans, Inc., as seller.

10.66+	Amendment No. 2 to Master Repurchase Agreement, dated July 22, 2014, between Bank of America, N.A., as buyer, and Caliber Home Loans, Inc., as seller.

10.67+	Amendment No. 3 to Master Repurchase Agreement, dated November 14, 2014, between Bank of America, N.A., as buyer, and Caliber Home Loans, Inc., as seller.

Exhibit No.	Description of Exhibit

10.68	Amendment No. 4 to Master Repurchase Agreement, dated June 19, 2015, between Bank of America, N.A., as buyer, and Caliber Home Loans, Inc., as seller.

10.69+	Amendment No. 5 to Master Repurchase Agreement, dated November 13, 2015, between Bank of America, N.A., as buyer, and Caliber Home Loans, Inc., as seller.

10.70+	Amendment No. 6 to Master Repurchase Agreement, dated November 11, 2016, between Bank of America, N.A., as buyer, and Caliber Home Loans, Inc., as seller.

10.71+	Amendment No. 7 to Master Repurchase Agreement, dated November 9, 2017, between Bank of America, N.A., as buyer, and Caliber Home Loans, Inc., as seller.

10.72+	Amendment No. 8 to Master Repurchase Agreement, dated December 10, 2018, between Bank of America, N.A., as buyer, and Caliber Home Loans, Inc., as seller.

10.73+	Amendment No. 9 to Master Repurchase Agreement, dated December 9, 2019, between Bank of America, N.A., as buyer, and Caliber Home Loans, Inc., as seller.

10.74+	Mortgage Warehouse Agreement, dated August 22, 2019, between Caliber Home Loans, Inc. and Texas Capital Bank, National Association.

10.75**#	Award Agreement between LSF6 Mid-Servicer Holdings, LLC and Ann Thorn dated April 1, 2019 under the LSF6 Mid-Servicer Holdings, LLC 2016 Long-Term Incentive Plan.

10.76+	Master Repurchase Agreement, dated May 11, 2015, among Barclays Bank PLC, as a purchaser and agent, Sutton Funding LLC, as a purchaser, and Caliber Home Loans, Inc., as seller.

10.77+	Amendment No. 1 to Master Purchase Agreement, dated December 11, 2015, among Barclays Bank PLC, as a purchaser and agent, Sutton Funding LLC, as a purchaser, and Caliber Home Loans, Inc., as seller.

10.78+	Amendment No. 2 to Master Purchase Agreement, dated May 10, 2016, among Barclays Bank PLC, as a purchaser and agent, Sutton Funding LLC, as a purchaser, and Caliber Home Loans, Inc., as seller.

10.79+	Amendment No. 3 to Master Purchase Agreement, dated May 13, 2016, among Barclays Bank PLC, as a purchaser and agent, Sutton Funding LLC, as a purchaser, and Caliber Home Loans, Inc., as seller.

10.80	Amendment No. 4 to Master Purchase Agreement, dated January 23, 2017, among Barclays Bank PLC, as a purchaser and agent, Sutton Funding LLC, as a purchaser, and Caliber Home Loans, Inc., as seller.

10.81+	Amendment No. 5 to Master Purchase Agreement, dated May 12, 2017, among Barclays Bank PLC, as a purchaser and agent, Sutton Funding LLC, as a purchaser, and Caliber Home Loans, Inc., as seller.

10.82+	Amendment No. 6 to Master Purchase Agreement, dated January 18, 2018, among Barclays Bank PLC, as a purchaser and agent, Sutton Funding LLC, as a purchaser, and Caliber Home Loans, Inc., as seller.

10.83	Amendment No. 7 to Master Purchase Agreement, dated March 9, 2018, among Barclays Bank PLC, as a purchaser and agent, Sutton Funding LLC, as a purchaser, and Caliber Home Loans, Inc., as seller.

10.84+	Amendment No. 8 to Master Purchase Agreement, dated May 11, 2018, among Barclays Bank PLC, as a purchaser and agent, Sutton Funding LLC, as a purchaser, and Caliber Home Loans, Inc., as seller.

Exhibit No.	Description of Exhibit

10.85+	Amendment No. 9 to Master Purchase Agreement, dated June 11, 2018, among Barclays Bank PLC, as a purchaser and agent, Sutton Funding LLC, as a purchaser, and Caliber Home Loans, Inc., as seller.

10.86+	Amendment No. 10 to Master Purchase Agreement, dated July 10, 2018, among Barclays Bank PLC, as a purchaser and agent, Sutton Funding LLC, as a purchaser, and Caliber Home Loans, Inc., as seller.

10.87	Amendment No. 11 to Master Purchase Agreement, dated August 10, 2018, among Barclays Bank PLC, as a purchaser and agent, Sutton Funding LLC, as a purchaser, and Caliber Home Loans, Inc., as seller.

10.88+	Amendment No. 12 to Master Purchase Agreement, dated December 7, 2018, among Barclays Bank PLC, as a purchaser and agent, Sutton Funding LLC, as a purchaser, and Caliber Home Loans, Inc., as seller.

10.89+	Amendment No. 13 to Master Purchase Agreement, dated May 10, 2019, among Barclays Bank PLC, as a purchaser and agent, Sutton Funding LLC, as a purchaser, and Caliber Home Loans, Inc., as seller.

10.90+	Amendment No. 14 to Master Purchase Agreement, dated May 8, 2020, among Barclays Bank PLC, as a purchaser and agent, Sutton Funding LLC, as a purchaser, and Caliber Home Loans, Inc., as seller.

10.91+	Master Repurchase Agreement and Securities Contract, dated as of April 28, 2017, among Wells Fargo Bank, N.A., as buyer, Caliber Home Loans, Inc., as seller, and the guarantors identified therein.

10.92+	Amendment One to Master Repurchase Agreement and Securities Contract, dated July 23, 2018, among Wells Fargo Bank, N.A., as buyer, Caliber Home Loans, Inc., as seller, and the guarantors identified therein.

10.93+	Amendment Two to Master Repurchase Agreement and Securities Contract, dated May 22, 2019, among Wells Fargo Bank, N.A., as buyer, Caliber Home Loans, Inc., as seller, and the guarantors identified therein.

10.94+	Amendment Three to Master Repurchase Agreement and Securities Contract, dated July 23, 2019, among Wells Fargo Bank, N.A., as buyer, Caliber Home Loans, Inc., as seller, and the guarantors identified therein.

10.95	Amendment Four to Master Repurchase Agreement and Securities Contract, dated July 24, 2020, among Wells Fargo Bank, N.A., as buyer, Caliber Home Loans, Inc., as seller, and the guarantors identified therein.

10.96+	Master Repurchase Agreement, dated August 27, 2019, between Caliber Home Loans, Inc., as seller, and Deutsche Bank AG New York Branch, as buyer.

10.97+	Amendment No. 1 to Master Repurchase Agreement, dated October 23, 2019, between Caliber Home Loans, Inc., as seller, and Deutsche Bank AG New York Branch, as buyer.

10.98	Amendment No. 2 to Master Repurchase Agreement, dated September 10, 2020, between Caliber Home Loans, Inc., as seller, and Deutsche Bank AG New York Branch, as buyer.

10.99+	Master Repurchase Agreement, dated September 27, 2019, between TIAA, FSB, formerly known as EverBank, as buyer, and Caliber Home Loans, Inc., as seller.

10.100+	Loan and Security Agreement, dated September 27, 2019, between TIAA, FSB, formerly known as EverBank, as bank, and Caliber Home Loans, Inc., as borrower.

Exhibit No.	Description of Exhibit

10.101+	Amendment No. 1 to Loan and Security Agreement, dated March 25, 2020, between TIAA, FSB, formerly known as EverBank, as bank, and Caliber Home Loans, Inc., as borrower.

10.102	Amendment No. 2 to Loan and Security Agreement, dated September 25, 2020, between TIAA, FSB, formerly known as EverBank, as bank, and Caliber Home Loans, Inc., as borrower.

10.103+	Loan and Security Agreement, dated April 2, 2018, between Caliber Home Loans, Inc. and Federal Home Loan Mortgage Corporation, also known as Freddie Mac.

10.104+	Amendment No. 1 to Loan and Security Agreement, dated March 13, 2019, between Caliber Home Loans, Inc. and Federal Home Loan Mortgage Corporation, also known as Freddie Mac.

10.105+	Amendment No. 2 to Loan and Security Agreement, dated July 10, 2019, between Caliber Home Loans, Inc. and Federal Home Loan Mortgage Corporation, also known as Freddie Mac.

10.106+	Second Amended and Restated Credit Agreement, dated July 10, 2019, among Caliber Home Loans, Inc., as borrower, Goldman Sachs Bank USA, as administrative agent, and the lenders party thereto.

10.107+	Amendment No. 1 to Second Amended and Restated Credit Agreement, dated January 28, 2020, among Caliber Home Loans, Inc., as borrower, Goldman Sachs Bank USA, as administrative agent, and the lenders party thereto.

10.108	Amended and Restated Intercreditor Agreement, dated July 10, 2019, among Federal Home Loan Mortgage Corporation, also known as Freddie Mac, Goldman Sachs Bank USA, and Caliber Home Loans, Inc.

10.109+	Master Repurchase Agreement, dated April 2, 2018, between CHL GMSR Issuer Trust, as buyer, and Caliber Home Loans, Inc., as seller.

10.110+	Base Indenture, dated April 2, 2018, among CHL GMSR Issuer Trust, as issuer, Citibank, N.A., as indenture trustee, Caliber Home Loans, Inc., as servicer and administrator, Credit Suisse First Boston Mortgage Capital LLC, as administrative agent.

10.111+	Amendment No. 1 to Base Indenture, dated May 7, 2018, among CHL GMSR Issuer Trust, as issuer, Citibank, N.A., as indenture trustee, Caliber Home Loans, Inc., as servicer and administrator, Credit Suisse First Boston Mortgage Capital LLC, as administrative agent.

10.112+	Amendment No. 2 to Base Indenture, dated November 21, 2019, among CHL GMSR Issuer Trust, as issuer, Citibank, N.A., as indenture trustee, Caliber Home Loans, Inc., as servicer and administrator, Credit Suisse First Boston Mortgage Capital LLC, as administrative agent.

10.113	Amendment No. 3 to Base Indenture, dated July 13, 2020, among CHL GMSR Issuer Trust, as issuer, Citibank, N.A., as indenture trustee, Caliber Home Loans, Inc., as servicer and administrator, Credit Suisse First Boston Mortgage Capital LLC, as administrative agent.

21.1**	Subsidiaries of the Registrant.

23.1**	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Gibson, Dunn & Crutcher LLP (to be included in Exhibit 5.1).

24.1**	Powers of Attorney (included on the signature page thereto).

*	To be filed by amendment.
**	Previously filed.
#	Denotes management compensatory plan or arrangement.
+

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

(b) Financial Statement Schedule

None. Financial statement schedules have been omitted because the information is included in our consolidated financial statements included elsewhere in this Registration Statement.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Coppell, state of Texas, on the 6th day of October, 2020.

Caliber Home Loans, Inc.

By:	/s/ Sanjiv Das
Name:	Sanjiv Das
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons have signed this Registration Statement in the capacities and on the date indicated.

/s/ Sanjiv Das	Chief Executive Officer and Director (Principal Executive Officer)	October 6, 2020
Sanjiv Das

/s/ Vasif Tamjeed Imtiazi Vasif Tamjeed Imtiazi	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	October 6, 2020

/s/ Judith Leto Judith Leto	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	October 6, 2020

*	Chairman	October 6, 2020
Chris Meyer

*	Director	October 6, 2020
Chip Cammerer, Jr.

*	Director	October 6, 2020
Michael Droege

*	Director	October 6, 2020
Jeb Hensarling

*	Director	October 6, 2020
John Herbert

*	Director	October 6, 2020
George Foster Jones, Jr.

*	Director	October 6, 2020
Matthew Walters

*	Director	October 6, 2020
Rafael A. Colorado

*By: /s/ Vasif Tamjeed Imtiazi
Vasif Tamjeed Imtiazi Attorney-in-fact